ARTICLES OF INCORPORATION

OF

EDGEWATER FOODS INTERNATIONAL, INC.

         I, the undersigned natural person of the age eighteen (18) years or more, acting as incorporator of a corporation under the General Corporation Law of the State of Nevada, do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation is Edgewater Foods International, Inc.

ARTICLE II

Its registered office in the State of Nevada is to be located at 2533 North Carson Street, Carson City, Nevada 89706. The registered agent in charge thereof is Laughlin Associates at 2533 North Carson Street, Carson City, Nevada 89706.

ARTICLE III

The  nature of the  business  and,  the  objects  and  purposes  proposed  to be transacted, promoted  and  carried  on, are to do any or all the things herein mentioned as fully and to the same extent as natural  persons  might or could do and in any part of the world, viz:

         "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General

         Corporation Law of the State of Nevada."

ARTICLE IV

The authorized capital is made up of two classes:

(a)

100,000,000 shares of Common Stock of USD .001 par value;

(b)

8,000,000 shares of Series A Convertible Preferred Stock with $.001 par value per share (“Series A Convertible Preferred Stock”); and,

(c)

2,000,000 shares Preferred Stock with $.001 par value per share (“Blank Check Preferred Stock”).

ARTICLE V

The name and address of the incorporator signing the articles of incorporation is as follows:

                                   Lee Murdock

                             1529 E. I-30, Suite 104

                              Garland, Texas 75043

ARTICLE VI

The governing  board of this  corporation  shall be known as directors,  and the number of directors  may from time to time be  increased  or  decreased in such manner as shall be provided in the bylaws of this corporation, provided that the number of directors shall not be reduced less than one or be more than ten.

The name and address of the first director, which is one in number, is as follows:

                                   Lee Murdock

                             1529 E. I-30, Suite 104

                              Garland, Texas 75043

ARTICLE VII

Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE VII

This  corporation  reserves  the right to  amend,  alter,  change or repeal  any provision contained  in the  articles  of  incorporation,  in the manner now or hereafter  prescribed,  and all rights  conferred upon  stockholders  herein are granted subject to this reservation.

ARTICLE VII               Elimination or Limitation of Liability of Directors

No director shall be liable to the corporation or its  stockholders for monetary damages for breach of  fiduciary  duty as a director:  provided,  however,  that nothing  contained herein shall  eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the  corporation or its stockholders,  (ii) for acts or  omissions  not in good  faith or which  involve intentional  misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper  personal  benefit,  or (iv) for any act or omission occurring prior to their directorship.

ARTICLE VIII              Indemnification of Directors and Officers

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada.  Expenses  incurred  by a  director  or officer in defending a civil or criminal action,  suit or proceeding  shall be paid by the corporation  in  advance  of the  final disposition  of  such  action,  suit or proceeding  upon receipt of an  undertaking  by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.  In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

ARTICLE IX                Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized, subject to the bylaws, if any, adopted by the shareholders, to adopt, alter or amend the bylaws of the corporation.